Exhibit (n.2)

Appendix A

Rule 18f-3 Multi-Class Plan
Frontier Funds, Inc.

Frontier MFG Global Equity Fund

Institutional Class

Service Class

Frontier MFG Global Plus Fund

Institutional Class

Class Y

Service Class

Frontier MFG Core Infrastructure Fund

Institutional Class

Service Class

Frontier Timpani Small Cap Growth Fund

Institutional Class

Class Y

Service Class

Frontier Netols Small Cap Value Fund

Institutional Class

Class Y

Service Class

Frontier Phocas Small Cap Value Fund

Institutional Class

Service Class

Frontier Silk Invest New Horizons Fund

Institutional Class

Service Class

Appendix A amended:  March 21, 2016